Exhibit 5.11

[Letterhead of Fennemore Craig, A Professional Corporation]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Re:	Offer to Exchange All $406,000,000 Outstanding 10 3/4 % Senior Notes due 2011 (the “Outstanding Notes”) for registered 10 3/4 % Senior Notes due 2011 (the “Exchange Notes” and, collectively with the Outstanding Notes, the “Notes”) of Laidlaw International, Inc., a Delaware corporation (the “Company”)

Ladies and Gentlemen:

     We have acted as special and limited Arizona counsel to Safe Ride Services, Inc., an Arizona corporation (“SRS”), EmCare of Arizona, Inc., an Arizona corporation (“ECA”), and Van Tran of Tucson, Inc., an Arizona corporation (“VTT” and, together with SRS and ECA, the “Arizona Guarantors”) solely in connection with the above-captioned Notes.

     For purposes of this opinion, we have examined such questions of law and fact as we have deemed necessary or appropriate, and have examined the following documents relating to the Notes:

     1. Indenture dated as of June 3, 2003, among the Company, the Guarantors named therein, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of June 18, 2003, among the Company, the Additional Guarantors and the other Guarantors named therein, and the Trustee (collectively, the “Indenture”); and

     2. Form of Guarantee of the Exchange Notes, attached as Exhibit F to the Indenture (the “Guarantee”).

The documents and instruments referred to above are collectively called the “Transaction Documents”. We have also reviewed the Form S-4 Registration Statement filed with the Securities and Exchange Commission on the date hereof with respect to the Offer to Exchange the Outstanding Notes for the Exchange Notes (the “Registration Statement”). Capitalized terms used herein but not otherwise defined in this opinion letter shall have the meanings ascribed to them in the Transaction Documents.

Laidlaw International, Inc.
Jones Day

In addition, we have reviewed the following documents of the Arizona Guarantors (the “Corporate Records”):

     (a) A copy of the Articles of Incorporation of SRS, dated October 9, 1989, certified by the Arizona Corporation Commission (the “Commission”) on January 14, 2004;

     (b) A copy of the Bylaws of SRS, certified by an officer of SRS as of the date hereof;

     (c) A copy of the Certificate of Good Standing of SRS dated January 13, 2004, issued by the Commission;

     (d) A copy of the Officer’s Certificate of SRS and VTT, executed by an officer of each of SRS and VTT as of the date hereof;

     (e) A copy of the Action Taken by Written Consent of the Sole Director of SRS and VTT, as certified by an officer of SRS and VTT as of the date hereof;

     (f) A copy of the Articles of Incorporation of ECA, dated April 9, 1998, certified by the Commission on January 14, 2004;

     (g) A copy of the Bylaws of ECA, certified by an officer of ECA as of the date hereof;

     (h) A copy of the Certificate of Good Standing of ECA dated January 13, 2004, as issued by the Commission;

     (i) A copy of the Officer’s Certificate of ECA, executed by an officer of ECA as of the date hereof;

     (j) A copy of the Action Taken by Written Consent of the Sole Director of ECA, as certified by an officer of ECA as of the date hereof;

     (k) A copy of the Articles of Incorporation of VTT, dated June 8, 1988, as amended, certified by the Commission on January 14, 2004;

     (l) A copy of the Bylaws of VTT, as amended, certified by an officer of VTT as of the date hereof; and

     (m) A copy of the Certificate of Good Standing of VTT dated January 14, 2004, as issued by the Commission.

     We call your attention to the fact that, to the extent specifically qualified and limited herein and in the specific opinions rendered, we did not conduct any investigation, inquiry or verification which might independently confirm the facts based upon which this opinion is rendered and, with your permission, we have relied upon the representations and warranties as to factual matters

Laidlaw International, Inc.
Jones Day

contained in and made by the Arizona Guarantors in the Transaction Documents and in the Officer’s Certificates as set forth in the Corporate Records described above. We have no independent actual knowledge that any of such facts, representations or statements is untrue. No inference as to our knowledge of the existence or absence of any fact should be drawn from the fact of our representation of the Arizona Guarantors. In rendering our opinions set forth below as to the good standing of the Arizona Guarantors, we have relied exclusively on those certificates of public officials as set forth in the Corporate Records described above. We have not obtained any tax good standing certificates and no opinion is provided herein with respect to tax good standing or other tax matters.

     For purposes of our opinions below, we have assumed the following:

     (n) All factual information set forth in the Transaction Documents, Registration Statement, Corporate Records, instruments and certificates referred to herein is true, correct, accurate and complete.

     (o) The genuineness of the Corporate Records, conformance of all copies with the originals thereof and originals to all copies thereof, and the accuracy of all statements, representations and warranties contained therein.

     (p) All certificates, documents and instruments dated prior to the date hereof remain in full force and are accurate and correct on the date hereof.

     (q) That the Certificates of Good Standing received from the Commission are complete, accurate and correct on the date hereof.

     Based on the foregoing, and subject to the qualifications and exceptions below, we are of the opinion that:

     3. SRS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona. As of the date of the Indenture, SRS had the requisite corporate power and corporate authority to enter into, and as of the date hereof, SRS has the requisite corporate power and corporate authority to carry out the terms and conditions applicable to it under, the Indenture.

     4. ECA is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona. As of the date of the Indenture, ECA had the requisite corporate power and corporate authority to enter into, and as of the date hereof, ECA has the requisite corporate power and corporate authority to carry out the terms and conditions applicable to it under, the Indenture.

     5. VTT is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona. As of the date of the Indenture, VTT had the requisite corporate power and corporate authority to enter into, and as of the date hereof, VTT has the requisite

Laidlaw International, Inc.
Jones Day

corporate power and corporate authority to carry out the terms and conditions applicable to it under, the Indenture.

     4. The execution, delivery, and performance by each Arizona Guarantor of the Transaction Documents to which such Arizona Guarantor is a party have been duly authorized by all requisite corporate action on the part of such Arizona Guarantor.

     Our opinions and statements expressed herein are restricted to matters governed by the laws of the State of Arizona. With respect to such law, our opinions are as to what the law is or might reasonably be expected to be at the date hereof, and we express no opinion as to the possibility or effect of any change of law or fact, and have no obligation to amend this opinion or notify any addressee hereof of a change of fact or law, by legislative action, judicial decision or otherwise, or if we become aware of facts not known to us at the time these opinions are rendered. Further, nothing in this letter is intended to and shall not be deemed to undertake or assume any responsibility or obligation to file or record any documents, file any continuation statements, prepare or file any amendments or modifications, or take any other steps or actions whatsoever after the date of this letter.

     This opinion is given as of the date hereof, and nothing herein shall be deemed to extend the date of this opinion or to be an expression of our opinion at any date subsequent to the date of this letter. Except as expressly stated herein, no opinions are offered or implied as to any matter, and no inference may be drawn beyond the strict scope of this opinion as expressed herein. We have conducted no investigation or review of or inquiry into any business or activities of the Arizona Guarantors.

     This opinion is furnished to you in connection with the Exchange Offer of the Outstanding Notes for the Exchange Notes and may not be relied upon by any other person or entity without our express prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting part of the Registration Statement.

Very truly yours,

/s/ Fennemore Craig A Professional Corporation